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                                                                    EXHIBIT 11.1


                           COAST DENTAL SERVICES, INC.
                                  EXHIBIT 11.1
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)


                                       QUARTER ENDED MARCH 31,
                                         2001            2002
                                     -----------      ----------
Net (loss) income                    $(1,373,768)     $1,150,020
                                     ===========      ==========
SHARES:
Basic weighted average number of
shares outstanding                     2,104,106       2,091,223
Additional shares issuable under
stock options for diluted
earnings per share                            --           4,121
                                     -----------      ----------
Diluted weighted average number
of shares outstanding                  2,104,106       2,095,344
                                     -----------      ----------
BASIC (LOSS) INCOME PER SHARE:
Net (loss) income                    $     (0.65)     $     0.55
                                     ===========      ==========
DILUTED (LOSS) INCOME PER SHARE:
Net (loss) income                    $     (0.65)     $     0.55
                                     ===========      ==========